                                                                   EXHIBIT 99.18

                               Kmart Corporation

                           8.20% Kmart Collateralized
                           Promissory Notes Due 2018

Private Placement No. XXXXXXXXXX

                                                                     Dated as of
No. A-2                                                         January 21, 1993

U.S. $64,523,000

         KMART CORPORATION, a Michigan corporation ("Company"), for value received, hereby unconditionally promises to pay to the order of

                                  XXXXXXXXXX
                                 ("Purchaser")
                             or registered assigns,
                        on the 22nd day of January, 2018
                            the principal amount of

SIXTY-FOUR MILLION FIVE HUNDRED TWENTY-THREE THOUSAND (U.S. $64,523,000) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 8.20% per annum from January 22, 1993 until but not including the date of repayment of such principal amount, payable on the twenty-second day of each January and July in each year (commencing July 22, 1993), and at maturity. Principal on this Note shall be due and payable in annual installments in the amounts set forth on Schedule 1 attached to this Note commencing on January 22, 1994 and, thereafter, on the twenty-second day of January in each succeeding year through and including January 22, 2018. Except as otherwise provided in Section 2.5 of the Note Purchase Agreement (as hereinafter defined), all principal payments shall be allocated as follows:
(i) XXXXXXXXXX, California - 7%; (ii) XXXXXXXXXX, New York - 21%; XXXXXXXXXX, New York - 26% and XXXXXXXXXX, New York - 46%. The Company shall pay interest on overdue principal (whether by acceleration or otherwise, and including any overdue optional prepayment of principal) and premium, if any, and on any overdue installment of interest, at the Overdue Rate (as hereinafter defined) until paid. "Overdue Rate" means a rate of interest of 10.2% per annum.

         1.  Except as may be otherwise provided pursuant to Sections 1.1, 1.4,
5.3 or 5.8 of the Note Purchase Agreement (as hereinafter defined), both the principal hereof, premium, if any, and interest hereon are payable at the principal office of Purchaser, located at XXXXXXXXXX, in immediately available funds, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. Such payments shall be applied first to accrued interest, then to premium, if any, and then to principal. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day.

         "Business Day" means any day other than Saturday, Sunday or other day on which banks in New York are required by law to close or are customarily closed.

         2. This Note is one of the 8.20% Kmart Collateralized Promissory Notes due 2018 ("Notes") of Company in the aggregate principal amount of U.S. $64,523,000 issued pursuant to the terms and provisions of that certain Note Purchase Agreement, dated as of January 21, 1993 ("Note Purchase Agreement"),
entered into by Company and   XXXXXXXXXX ("  XXXXXXXXXX")
and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Purchase Agreement, other Note Documents and the Agency Agreement (as defined in the Note Purchase Agreement) to all the benefits and security provided for thereby or referred to therein, to which Note Purchase Agreement, other Note Documents and Agency Agreement reference is hereby made for the statement thereof. A copy of the Note Purchase Agreement may be obtained from Company.

         3. This Note and the payment and performance of all of Company's obligations hereunder and under the other Note Documents are secured by the certain Mortgages described in the Note Purchase Agreement among Company and
  XXXXXXXXXX and this Note and the holders hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Purchase Agreement to all the benefits and security provided for under the other Note Documents and the Agency Agreement as referred to therein, to which other Note Documents and Agency Agreement reference is hereby made for the statement thereof. A copy of the other Note Documents may be obtained from Company.

         4. Any one or more of the "Events of Default" as the term is defined in the Note Purchase Agreement shall be an Event of Default under this Note.

Upon the occurrence of an Event of Default, the holder of each Note as to which such Event of Default occurred may exercise such rights and remedies as are provided in the Note Purchase Agreement and any other Note Document.

         5. The Notes are not subject to prepayment, purchase or redemption at the option of Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Premium, if any, all as set forth in Section 2 of the Note Purchase Agreement.

         6. This Note is registered on the books of Company and is transferable only by surrender thereof at the offices of Company (or of such Paying Agent as may be appointed by Company pursuant to Section 5.8 of the Note Purchase Agreement from time to time), duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         7. The Company and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and nonpayment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         No waiver by Purchaser of any of its rights or remedies hereunder or under any other Note Document or otherwise, shall be considered a waiver of any other subsequent right or remedy of Purchase; no delay or omission in the exercise or enforcement by Purchaser of any rights or remedies shall ever be construed as a waiver of any right or remedy of Purchaser; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Purchase.

        [SIGNATURE PAGE:  PROMISSORY NOTE DATED AS OF JANUARY 21, 1993]

         8. This Note and the Note Purchase Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof.

                                        KMART CORPORATION


                                        By   /s/ M. L. Skiles
                                          ------------------------------------
                                          Name:  M. L. SKILES
                                          Title:  Senior Vice President